Exhibit 10.5

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”), dated effective as of October 1, 2015 (the “Effective Date”), is by and among Financial Gravity Holdings, Inc., a Texas corporation (the “Company”), each of the individuals listed on the signature page hereto (the “Sellers”), Edward A. Lyon, as representative of the Sellers (the “Sellers’ Representative”), and American Escrow Company, as escrow agent (the “Escrow Agent”).

WHEREAS, the Company and the Sellers have entered into a Purchase Agreement (herein so called), dated the date of this Agreement, pursuant to which the Company has agreed to purchase all of the issued and outstanding membership interests of Tax Coach Software, LLC, an Ohio limited liability company (the “Interests”).

WHEREAS, in consideration of the sale of the Interests by the Sellers, the Company has agreed to issue to the Sellers an aggregate of 2,000,000 shares of the Company’s common stock (the “Shares”).

WHEREAS, the Sellers have agreed as a condition of the sale, that the Shares to which they will be entitled under the Purchase Agreement be deposited, as set forth opposite their respective names in the attached Exhibit A, in escrow as herein provided.

WHEREAS, the Company and the Sellers desire that the Escrow Agent accept the Shares, in escrow, to be held and disbursed as herein provided.

IT IS AGREED:

1.           Appointment of Escrow Agent. The Company and the Sellers hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.           Deposit of Shares. On the date of this Agreement, the Company shall deliver to the Escrow Agent certificates representing the Shares, to be held and disbursed subject to the terms and conditions of this Agreement. Each Seller acknowledges that the certificate representing his or her Shares is legended to reflect the deposit of such Shares under this Agreement.

3.           Disbursement of the Shares; Return of the Shares.

(a)             On any day during the thirty-six (36) months following the Closing Date (as defined in the Purchase Agreement), the Sellers’ Representative shall have the right to cause the Shares held by the Escrow Agent to be distributed to the Sellers in accordance with the ownership reflected in Exhibit A by providing written notice of the Sellers’ Representative’s decision to do so to the Escrow Agent and the Company (the “Seller Distribution Notice”), in which case the Shares shall be released from the escrow and transmitted to the Sellers’ Representative on behalf of the Sellers. The Seller Distribution Notice shall have the effect of terminating any right the Sellers’ Representative may have to unwind the transaction evidenced by the Purchase Agreement.

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(b)             If the average daily Closing Price (as defined herein) of the Shares for any continuous 10-day trading period equals or exceeds $3.00 during the thirty-six (36) months following the Closing Date, then the Company shall have the right to cause the Shares held by the Escrow Agent to be distributed to the Sellers in accordance with the ownership reflected in Exhibit A by providing written notice of the Company’s decision to do so to the Escrow Agent and the Sellers’ Representative (the “Company Distribution Notice”), in which case the Shares shall be released from the escrow and transmitted to the Sellers’ Representative on behalf of the Sellers. The Company Distribution Notice shall have the effect of terminating any right the Sellers’ Representative may have to unwind the transaction evidenced by the Purchase Agreement.

(c)             If the Shares do not trade so as to provide a Closing Price during the thirty-six (36) months following the Closing Date, or if the average daily Closing Price (as defined herein) of the Shares for any continuous 10-day trading period fails to equal or exceed $3.00 during the thirty-six (36) months following the Closing Date, then no later than five (5) days following the conclusion of such thirty-six (36) month period, the Sellers’ Representative shall have the right to unwind the transaction evidenced by the Purchase Agreement by providing written notice of the Sellers’ Representative’s decision to do so to the Escrow Agent and the Company, in which case the Purchaser will immediately transfer and convey the Interests back to the Sellers in redemption of their Shares, and simultaneously therewith the Shares (then held by the Escrow Agent) will be returned to the Purchaser. The Company, the Sellers, and the Seller’s Representative agree that if the transaction evidenced by the Purchase Agreement is unwound as contemplated in this subsection (c), such unwinding shall have no impact on the Company’s recognition of revenue for Tax Coach Software, LLC for any prior fiscal period.

For purposes of this Agreement, the “Closing Price” for any day means the last closing trade price for the Shares on the electronic bulletin board for the Shares as reported by Bloomberg, or, if the Shares become listed on the NASDAQ Capital Market, on such market, prior to 4:00 p.m., New York City Time, or, if the foregoing do not apply, the highest bid price as reported on the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.) at the close of trading. If the Shares become listed for trading on the American or New York Stock Exchange during the thirty-six (36) months following the Closing Date, then the Shares shall be deemed to have been traded at the $3.00 benchmark provided herein.

4.           Rights of Sellers in Shares.

4.1.           Voting Rights as a Shareholder. The Sellers shall retain all of their rights as shareholders of the Company during the Escrow Period, including the right to vote the Shares.

4.2.           Dividends and Other Distributions in Respect of the Shares. During the Escrow Period, all dividends or distributions payable in cash with respect to the Shares shall be paid to the Sellers, but all dividends or distributions payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

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4.3.           Restrictions on Transfer. During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Shares except transfers to (i) a member of a Seller’s immediate family or to a trust, by bona fide gift, the beneficiary of which is a Seller or a member of a Seller’s immediate family for estate planning purposes, (ii) by virtue of the laws of descent and distribution upon death, or (iii) pursuant to a qualified domestic relations order; provided, however, that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement.

5.           Concerning the Escrow Agent.

5.1.           Disagreement of the Parties. In the event of a dispute between or conflicting claims by or among the parties or any other person or entity with respect to all or a portion of the Shares or the terms of this Agreement, the Escrow Agent shall be entitled in its sole discretion to refuse to comply with any claims, demands or instructions with respect to the Shares so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the parties for such refusal or failure to comply. The Escrow Agent shall not be required to act until, in its sole discretion, (a) such conflicting or adverse claims or demands either (i) shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal or (ii) shall have been settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (b) the Escrow Agent shall have received security or indemnity satisfactory to it sufficient to hold it harmless from and against any and all claims, actions, losses, liabilities, costs, damages or expenses, including reasonable attorneys’ fees.

5.2.            The Escrow Agent agrees to hold and dispose of the Shares in accordance with the instructions and upon the terms and conditions set forth in this Agreement.

The Escrow Agent undertakes to perform only those duties expressly set forth herein and no duties shall be implied.

The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement of the Company other than this Agreement.

The Escrow Agent is not a party to, or bound by any agreement that may be deposited under, evidenced by, or that arises out of the foregoing instructions.

The Escrow Agent acts hereunder as a depository only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of any instrument deposited with it hereunder, or with respect to the form or execution of the same, or the identity, authority, or rights of any person executing or depositing the same.

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The Escrow Agent shall not be required to take or be bound by notice of any default of any person, or to take any action with respect to such default involving any expense or liability, unless notice in writing is given to an officer of the Escrow Agent of such default and unless it is indemnified in a manner satisfactory to it against any such expense or liability. These instructions shall not be subject to rescission or modification except upon receipt by the Escrow Agent of written instructions of the Company or its successor in interest, and no such modification shall be effective unless and until consented to in writing by the Escrow Agent.

The Escrow Agent shall be protected in acting upon any notice, request, waiver, consent, receipt, or other paper or document believed by the Escrow Agent to be genuine and to be signed by the proper party or parties.

The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any document.

The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection herewith, except its own willful misconduct, and Escrow Agent shall have no duties to anyone except those signing these instructions.

The Escrow Agent assumes no liability, and the Company consents and agrees that the Escrow Agent shall have no liability, for any defalcation, insolvency, receivership or conservatorship of the depository institution. Nor shall the Escrow Agent have any liability due to any of the parties other than the Escrow Agent filing for bankruptcy or the consequences or effect of such a bankruptcy on the funds and/or documents deposited hereunder.

The Escrow Agent may consult with legal counsel in the event of any dispute or questions as to the construction of the foregoing instructions, or the Escrow Agent’s duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits and/or savings), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Unless the Escrow Agent earlier resigns, this Agreement shall terminate upon final distribution of the Shares by the Escrow Agent.

5.3.           Liability; Indemnification. The Company agrees that the Escrow Agent assumes no liability for and is expressly released from any claim or claims whatsoever in connection with the receipt, retention and delivery of the Shares except to account for payment and/or delivery made thereon. Deposit by the Escrow Agent of the Shares (less its charges and expenses incurred herein) comprising this escrow in court shall relieve Escrow Agent of all further responsibility and liability, and Escrow Agent is hereby expressly authorized to disregard in its sole discretion any and all notices or warnings given by any of the parties hereto, or by any other person or corporation, but the Escrow Agent is hereby expressly authorized to regard and to comply with and obey any and all orders, judgments or decrees entered or issued by any court with or without jurisdiction, and in case Escrow Agent obeys or complies with any such order, judgment or decree of any court it shall not be liable to the Company or to any other person, firm or corporation by reason of such compliance, notwithstanding that any such order, judgment or decree has been entered without jurisdiction or has been subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding this escrow to which the Escrow Agent is or may be at any time a party, it shall have a lien on the Shares for any and all cost, attorneys’ fees, whether such attorneys shall be regularly retained or specially employed and other expenses that it may have incurred or become liable for on account thereof, and the Company agrees to indemnify and hold harmless Escrow Agent from all loss, costs or damages incurred, including, but not limited to, attorneys’ fees, by reason of this Agreement or the subject matter hereof or any cause of action that may be filed in connection therewith and to pay the Escrow Agent, upon demand, all such costs, fees and expenses so incurred.

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In the event that (a) the Escrow Agent performs any service not specifically provided hereinabove, or (b) there is any assignment or attachment of any interest in the subject matter of this escrow or any modification thereof, or (c) any controversy arises hereunder, or (d) the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Shares or the subject matter hereof, Escrow Agent shall be reasonably compensated therefor and reimbursed for all costs and expenses occasioned thereby; and the Company agrees to pay the same and to indemnify Escrow Agent against any loss, liability, or expense incurred in any act or thing done by it hereunder, it being understood and agreed that Escrow Agent may interplead the subject matter of this escrow into any court of competent jurisdiction in Dallas County, Texas, and the act of such interpleader shall immediately relieve Escrow Agent of its duties, liabilities, and responsibilities hereunder.

5.4.           Compensation. The Company agrees to (a) concurrently with the Escrow Agent’s execution of this Agreement, pay the Escrow Agent One Thousand Five Hundred Dollars ($1,500) for the services to be rendered hereunder, and (b) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorneys’ fees and expenses, incurred or made by it in connection with the preparation, execution, delivery, performance, modification and/or termination of this Agreement.

6.           Miscellaneous.

6.1.           The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the parties hereto. This Agreement and the rights and obligations hereunder of the parties may not be assigned except with the prior written consent of the other party hereto. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Ohio, without reference to the choice of law provisions thereof. In the event of any dispute arising from or relating to this Agreement or the breach thereof, the parties hereto shall use their best efforts to settle the dispute. If a dispute arises from or relates to this contract or the breach thereof, and if the dispute cannot be settled through direct discussions, the parties agree to endeavor first to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Procedures before resorting to arbitration. The parties further agree that any unresolved controversy or claim arising out of or relating to this contract, or breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Claims shall be heard by a single arbitrator. The place of arbitration shall be Cincinnati, Ohio. The arbitration shall be governed by the laws of the State of Ohio. Each party will, upon written request of the other party, promptly provide the other with copies of all relevant documents. There shall be no other discovery allowed. Time is of the essence for any arbitration under this agreement and arbitration hearings shall take place within 90 days of filing and awards rendered within 120 days. The arbitrator shall agree to these limits prior to accepting appointment. The arbitrator shall award to the prevailing party or parties, if any, as determined by the arbitrator, all of their costs and fees. “Costs and fees” mean all reasonable pre-award expenses of the arbitration, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys’ fees. No party to this Agreement is liable to the other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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6.2.           Notices. Any communication, notice or document required or permitted to be given under this Agreement shall be given in writing and shall be deemed received (i) when personally delivered to the relevant party at such party’s address as set forth below, (ii) if sent by mail (which must be certified or registered mail, postage prepaid) or overnight courier, when received or rejected by the relevant party at such party’s address indicated below, or (iii) if sent by facsimile, when confirmation of delivery is received by the sending party:

If to the Escrow Agent:

American Escrow Company

2626 Howell St., 10th Floor

Dallas, Texas 75204

Attention: Carla D. Janousek, Senior Vice President

Facsimile: 972.576.2515

Cjanousek@republictitle.com

If to the Company:

Financial Gravity Holdings, Inc.

800 N Watters Road, Suite 120

Allen, TX 75013

Attn: Alan Zeffer

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With a copy to:

Roger A. Crabb, Esq.

Scheef & Stone, LLP

2700 Ross Tower, 500 N. Akard

Dallas, Texas 75201

Facsimile: 214.706.4242

Roger.Crabb@solidcounsel.com

If to the Sellers’ Representative or to any Seller:

Edward A. Lyon

ELyon@TaxCoachSoftware.com

With a copy to:

Jack A. Donenfeld, Esq.

Donenfeld Law, A Legal Professional Association

1942 Broadway, Suite 300

Boulder, CO 80302

Facsimile: 513.721.1213

JAD@DonenfeldLaw.com

7.       Sellers' Representative. The Sellers’ Representative shall be the agent and attorney-in-fact of each Seller with full power and authority to act for all Sellers under this Agreement including deciding, in the Sellers’ Representative’s sole and unrestricted discretion, to exercise the rights set forth under this Agreement. The Sellers’ Representative shall not be liable to any other Seller for any actions taken by him pursuant to this power of attorney except in the case of his willful misconduct. The Sellers’ Representative, on behalf of all Sellers, may negotiate amendments to this Agreement and/or waivers of any of the provisions hereof; provided that any such amendment or waiver does not adversely affect one or more Sellers in a manner which is materially different than each other Seller, and provided further that any such amendments and/or waiver shall be subject to the approval of the Sellers holding at least 95% of the Interests as of the date hereof. This power of attorney shall be deemed coupled with an interest, shall survive and not be affected by the bankruptcy or disability of any Seller, and shall extend to each Seller's successors.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Company:

Financial Gravity Holdings, Inc.

By: /s/ John Pollock

Name: John Pollock

Title: President and Chief Executive Officer

Sellers’ Representative:

Edward A. Lyon

By: /s/ Edward A. Lyon

Edward A. Lyon

Sellers’ Representative

Sellers:

TaxTuneup, LLC

By: /s/ Edward A. Lyon

Edward A. Lyon, Member

Van Data, LLC

By: /s/ Keith A. Vandestadt

Keith A. Vandestadt, President

Prima Stortini, Ltd

By: /s/ Lisa S. Wells

Lisa S. Wells, Member

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Melissa S. Atchley

By: /s/ Melissa S. Atchley

Melissa S. Atchley

Individually

Escrow Agent:

American Escrow Company

By: /s/ William A. Kramer

William A. Kramer

Executive Chairman

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EXHIBIT A

Name and Address of Seller	Number of Shares	Stock Certificate Number
TaxTuneup, LLC	864,500	56

Van Data, LLC	940,500	55

Prima Stortini, Ltd	100,000	57

Melissa S. Atchley	95,000	58

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